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                                                                     EXHIBIT 5.1


February 22, 2005                                   Mayer, Brown, Rowe & Maw LLP
                                                       190 South La Salle Street
                                                    Chicago, Illinois 60603-3441


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Volkswagen Auto Lease Underwritten Funding, LLC           www.mayerbrownrowe.com
3800 Hamlin Road
Auburn Hills, Michigan 48326

Re: Volkswagen Auto Lease Underwritten Funding, LLC
    Registration Statement on
    Form S-1 (No. 333-121824)

Ladies and Gentlemen:

      We have acted as special counsel for Volkswagen Auto Lease Underwritten Funding, LLC, a Delaware limited liability company (the "Transferor"), in connection with the preparation of the Registration Statement on Form S-1, File No. 333-121824 (together with the exhibits and amendments thereto, the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of $1,500,000,000 of Volkswagen Auto Lease Trust 2005-A Auto Lease Asset Backed Notes (the "Notes").

      We are familiar with the proceedings to date in connection with the proposed issuance and sale of the Notes, and in order to express our opinion hereinafter stated we have examined and relied upon the Registration Statement and, in each case as filed with the Registration Statement, the forms of Indenture, Trust Agreement, Transaction SUBI Trust Agreement, Transaction SUBI Servicing Agreement, SUBI Sale Agreement, SUBI Transfer Agreement, Administration Agreement, and Notes (collectively, the "Transaction Documents") and the form of Underwriting Agreement. Terms used herein without definition have the meanings given to such terms in the Registration Statement. We have also examined such statutes, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

      Based on and subject to the foregoing, we are of the opinion that, with respect to the Notes, when: (a) the Registration Statement becomes effective pursuant to the provisions of the Act, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) the Notes have been duly executed and issued by the Issuer, authenticated by the Indenture Trustee, and sold by the Transferor, and (d) payment of the agreed consideration for the Notes has been received by the Issuer, all in accordance with the terms and conditions of the

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Volkswagen Auto Lease Underwritten
Funding, LLC
February 22, 2005
Page 2


related Transaction Documents and the Underwriting Agreement in the manner described in the Registration Statement, such Notes will have been duly authorized by all necessary action of the Issuer and will be legally issued and binding obligations of the Issuer and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors' rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

      Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York.

      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name therein.

                                         Very truly yours,


                                         /s/ MAYER, BROWN, ROWE & MAW LLP